KNBT Bancorp, Inc.

and

CARUSO Benefits Group, Inc.

MJ Caruso & Associates
Independent Business Association
The Benefits Firm

Strategic Acquisition Announcement
Effective April 1, 2005

KNBT Bancorp, Inc.
April 1, 2005 Page 2
CARUSO Benefits Group, Inc.

Disclaimer

This investor presentation for this transaction, which will be available on KNBT’s web site, contains forward-looking statements regarding the acquisition by KNBT of Caruso Benefits Group, Inc. (“CBG”).  References to KNBT include the previously announced and pending merger with
Northeast Pennsylvania Financial Corp. (“NEPF”).  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisitions of CBG or NEPF cannot be fully realized within the expected time frame; (2)
revenues following the acquisitions of CBG or NEPF are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of KNBT and CBG or NEPF are greater than expected; (5) changes in the interest rate environment may reduce interest margins; (6) general economic conditions, either nationally or in the markets in which KNBT will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the business in which KNBT would be engaged; (8) factors which result in a condition to the NEPF transaction not being met, or (9) the risks that are described from time to time in KNBT’s reports filed with the SEC including its Annual Report on Form 10-K for the year ended December 31, 2004.

  KNBT and NEPF have filed documents concerning the merger with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors are able to obtain these documents free of charge at the
SEC's web site, www.sec.gov. In addition, documents filed with the SEC by KNBT are available free of charge from the Secretary of KNBT
(Michele A. Linsky), Secretary, KNBT Bancorp, Inc., 90 Highland Avenue, Bethlehem, Pennsylvania 18017 (610) 861-5000, and documents filed with the SEC by NEPF are available free of charge from the Secretary of NEPF (Jerry D. Holbrook), Corporate Secretary, Northeast
Pennsylvania Financial Corp., 12 E. Broad Street, Hazleton, Pennsylvania 18201 (570) 459-3700. The directors and executive officers of
NEPF may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of NEPF and ownership of NEPF common stock by such persons is set forth in the prospectus/proxy statement filed by NEPF with the
SEC on March 7, 2005. Additional information about the interest of those participants may be obtained from reading the definitive prospectus/proxy statement dated March 2, 2005. NEPF INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND
OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

KNBT Bancorp, Inc.

April 1, 2005 Page 3

CARUSO Benefits Group, Inc.

Presentation Outline

Corporate Profiles

Introduction to Caruso Benefits Group, Inc.

Strategic Opportunity

Financial Impact

KNBT Bancorp, Inc.
April 1, 2005 Page 4
CARUSO Benefits Group, Inc.

Corporate Profiles

CBG PROFILE

Caruso Benefits Group, Inc. (“CBG”)
specializes in group benefits management.
Focused on group medical, life, and disability
insurance, CBG is the largest employee benefit
retailer and wholesaler in the Lehigh Valley and
surrounding regions.  CBG was founded by
Michael J. Caruso, CLU, ChFC and has nine
employees focusing on the retail distribution of
employee benefits, as well as a wholesale
network of over 250 licensed producers,
focused on the sales and service of group
employee benefits. CBG is committed to
providing quality based and cost-effective group
benefits management to promote the well being
of both employers and their employees.

KNBT PROFILE

KNBT Bancorp, Inc. (NASDAQ - KNBT),

headquartered in Bethlehem, Pennsylvania,
was formed as a result of Keystone Savings
Bank and Nazareth National Bank combining
their 184 year history of service excellence.
Keystone Nazareth Bank & Trust (KNBT), a
subsidiary of KNBT Bancorp, Inc., is the
largest, local, community bank serving the
greater Lehigh Valley region. With assets of
$2.4 billion, KNBT currently operates 41
branch locations within Lehigh, Northampton,
Carbon and Monroe Counties.  KNBT has over
600 employees, dedicated to delivering world-
class community banking, with a focus on
personal service.

KNBT Bancorp, Inc.
April 1, 2005 Page 5
CARUSO Benefits Group, Inc.

Introduction to Caruso Benefits Group, Inc.

A Summary of Key Business Attributes of CBG Include the Following:

  CBG provides integrated brokerage and consulting services encompassing strategic planning, benefit analysis, and risk management

  Historical growth and profitability levels that puts CBG in the top 10% of its peer group

  Seasoned management team and supporting staff

  Large, diverse, retail customer base with over 2,000 clients

  Ability to serve clients from sole proprietorships to large multi-location,

    international corporations with over 5,000 employees

  A record of consistent growth combined with historically high retention rates

  Client list features many of the premier firms in the Lehigh Valley

  Long-standing carrier relationships with industry leading firms

  Established market presence and brand name reputation

  Wholesale distribution network of over 250 licensed producers throughout the

    Lehigh Valley and surrounding regions

  Preferred Producer (General Agent) status as one of the top producers for the market’s two leading carriers – Capital Blue Cross and Highmark

KNBT Bancorp, Inc.

CARUSO Benefits Group, Inc.

April 1, 2005 Page 6

Strategic Opportunity

Excellent

Strategic Fit

Attractive
Financial
Implications

Low Execution
Risk

  Introduction of new product lines and specialties for KNBT

  Strengthens client relationships in Lehigh Valley

  Adds insurance expertise of over 250 licensed producers in the fastest growing line of business for banks with insurance agencies

   Accretive to earnings during first full year of $.03 per share

   Enhances EPS growth and deploys capital accretively

   Enhances fee income of KNBT with the addition of approximately

     $5.0 million net commission revenue per year, based on 2004

   CBG’s profit margins are in the top 10% of peer group

   KNBT has proven capability to integrate acquisitions

   Focused CBG employee group with incentive to succeed

   Experienced management group guiding the energies and

     resources of a focused employee team

   CBG has less than 3% of gross revenue from contingent or bonus commissions

   Large, diverse customer base with high retention rates

KNBT Bancorp, Inc.

CARUSO Benefits Group, Inc.

April 1, 2005 Page 7

Financial Impact-Transaction Summary

April 1, 2005

Transaction completed

$.03 per share during first full year

Earnings per share - Accretive

$5.0 million per year

Net commissions being acquired

Stock Purchase with IRC Sec. 338(h)(10)

Tax structure

$4.0 million EBITDA per year for three years

EBITDA - based earn out target

$28.0 million

Maximum purchase price

Up to $8 million ($2.67 million per yr for 3 yrs)

EBITDA - based consideration

$20.0 million

Consideration at close

100% cash

Structure